Exhibit 99.1

December 17, 2007

FOR FURTHER INFORMATION CONTACT:

       FOR IMMEDIATE RELEASE

Frank ten Brink 847-607-2012

Stericycle Announces Inclusion in NASDAQ-100 Index®

Lake Forest, Illinois, December 14, 2007--Stericycle, Inc. (NASDAQ: SRCL) today announced that effective December 24, 2007 it has been selected by NASDAQ® for inclusion in its NASDAQ-100 Index®. This index consists of 100 of the largest domestic and international non-financial securities listed on The Nasdaq Stock Market® based on market capitalization.

“We are very pleased to receive this recognition of our growth from NASDAQ®” said Mark Miller, Stericycle CEO, “as it represents a major milestone in our company’s commitment to helping our customers protect their employees and reduce risk”.

Only two companies, Dell (NASDAQ: DELL) and Starbucks (NASDAQ: SBUX), in the current NASDAQ-100® had positive year over year market value growth from IPO to 11 years post IPO. SRCL will be the third company in the NASDAQ-100® to achieve 11 years of sustained growth since going public in 1996.

NASDAQ®, NASDAQ-100 Index® and The NASDAQ Stock Market® are registered trademarks of The Nasdaq Stock Market, Inc.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include difficulties in completing the integration of acquired businesses, changes in governmental regulation of medical waste collection and treatment, and increases in transportation and other operating costs, as well as the various other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.